MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

May 16, 2008

Office of Chief Accountant
U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE:	Skye International, Inc. and Subsidiaries Commission File Number: 000-27549

We have read Item 4.02 of Form 8-K of Skye International, Inc. dated May 16, 2008 and agree with the statements concerning our firm contained therein.

Sincerely,

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered
Las Vegas, Nevada

2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253-7499 Fax: (702)253-7501